                                    GUARANTY

     THIS GUARANTY (this "Guaranty") is made as of May 1, 1997, between Uziel Frydman (the "Individual Guarantor") and Sherwood Brands, Inc., a North Carolina corporation (the "Corporate Guarantor") (each, any and all of whom are hereafter collectively called the "Guarantor", and who will be jointly and severally bound hereunder) and CENTRAL FIDELITY NATIONAL BANK, a national banking association (the "Bank").

                                    RECITALS:

     1. The Industrial Development Authority of Mecklenburg County, Virginia, a political subdivision of the Commonwealth of Virginia (the "Authority") has issued its Variable Rate Demand Revenue Bonds (Sherwood Foods, Inc. Project), Series 1996, in the aggregate principal amount of Nine Hundred Thirty Five Thousand Dollars ($935,000) (the "1996 Bonds") for the acquisition, renovation and equipping of a manufacturing facility at 807 S. Main Street, Chase City, Mecklenburg County, Virginia (the "Project"), pursuant to an Indenture of Trust dated as of June 1, 1996 between the Authority and Crestar Bank, as trustee (the "Trustee") including any amendments and supplements thereto.

     2. At the request of the Borrower, the Bank issued a letter of credit (the "1996 Letter of Credit") for the benefit of the Trustee and the holders from time to time of the 1996 Bonds in the amount of Nine Hundred Fifty Thousand Eight Hundred Eighty Three Dollars ($950,883) to provide for payment of the principal of and interest and premium, if any, on the 1996 Bonds.

     3. The Authority has also issued its Variable Rate Demand Revenue Bonds (Sherwood Foods, Inc. Project), Series 1997 in the aggregate principal amount of Five Hundred Eighty Thousand Dollars ($580,000.00) pursuant to an Indenture of Trust dated as of May 1, 1997 between the Authority and the Trustee, including any amendments or supplements thereto for the further equipping of the Project.

     4. The Borrower has requested that the Bank issue a letter of credit (the "1997 Letter of Credit") for the benefit of the Trustee and the holders from time to time of the 1997 Bonds in the amount of Five Hundred Eighty Nine Thousand Eight Hundred Fifty Three Dollars ($589,853.00) to provide for payment of the principal of and interest and premium, if any, on the 1997 Bonds.

     5. The Borrower, the Corporate Guarantor and the Bank have entered into a Reimbursement Agreement dated as of May 1, 1997 (the "Reimbursement Agreement") and the Financing Documents as described and defined in the Reimbursement Agreement.

     6. As a condition of the Bank's issuance of the 1997 Letter of Credit, the Bank has required that the Guarantor execute and deliver this Guaranty.

     7. This Guaranty is executed in substitution of the Guarantor's Guaranty of June 1, 1996.

                                   AGREEMENT:

     NOW THEREFORE, for and in consideration of the premises, Ten Dollars ($10.00) cash, in hand paid, and other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties covenant and agree as follows:

     Section 1. Definitions and Interpretation. Capitalized terms that are used but not defined in this Guaranty and that are defined in the Reimbursement Agreement will, for the purpose of this Guaranty, have the meanings set forth in the Reimbursement Agreement unless the context indicates otherwise. Unless the context indicates otherwise, words used in this Guaranty in the singular number will be deemed to include words in the plural number, and vice versa, and words in one gender will be deemed to include words in the other genders. The section headings are for convenience only and neither limit nor amplify the provisions of this Guaranty.

     Section 2. Guaranty. The Guarantor hereby absolutely, unconditionally, jointly and severally guarantees to the Bank without offset or reduction (i) the full and prompt payment when due, whether at maturity, by acceleration or otherwise, of all sums due under the Reimbursement Agreement and the other Financing Documents, with respect to both the 1996 Letter of Credit and the 1997 Letter of Credit and (ii) the full and prompt performance by the Borrower of the Borrower's Obligations and other covenants, agreements and undertakings under the Financing Documents, whether matured or unmatured and whether absolute or contingent, direct or indirect, secured or unsecured, original, extended or renewed, absolute or contingent, originally contracted with or acquired by the Bank, contracted with the Bank alone or jointly with others and whether or not evidenced by negotiable instruments or other written agreements, (individually, a "Liability" and collectively, the "Liabilities"). The term "Liabilities" shall include all of the foregoing matters, relating to both the 1996 Bonds and the 1997 Bonds and the 1996 Letter of Credit and the 1997 Letter of Credit whether they are from time to time reduced, thereafter increased or entirely extinguished and thereafter reincurred. This is an unconditional guaranty of payment and performance and not merely of collection. The Guarantor further agrees to pay all costs and expenses, including, without limitation, reasonable attorney's fees, paid or incurred by the Bank in enforcing the payment and performance of the Liabilities and of the Guarantor's obligations hereunder, all of which shall be included within the definition of the term "Liabilities". Each failure on the part of a Guarantor to pay or perform any Liability will give rise to a separate cause of action hereunder.

     Section 3. Guaranty Unconditional. The obligations of the Guarantor hereunder will be absolute, continuing and unconditional and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

          (a) any extension, renewal, compromise, settlement, waiver or release of any of the obligations of any other Obligor under any of the Financing Documents;

          (b) any amendment, modification or supplement to the Guaranty or any other Financing Document;

          (c) any failure to perfect a lien granted by any of the Financing Documents with respect to any of the Security Property, the release of any such lien or the substitution or exchange of any Security Property;

          (d) any change in the structure, existence or ownership of the Borrower, or the filing or entry of a final order in any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or releasing any Obligor from any of its obligations under any of the Financing Documents;

          (e) the existence of any claim, set-off or other right that the Guarantor may have at any time against the Borrower, the Company, the Bank or any Obligor, whether arising from the execution of any of the Financing Documents or otherwise, provided that nothing contained herein will prevent the assertion of such a claim in a separate suit;

          (f) the unenforceability, for any reason, of any of the obligations of any Obligor under any of the Financing Documents;

          (g) the failure of the Bank: (1) to file or enforce a claim against any other Obligor (or its estate in a bankruptcy or other proceeding); (2) to give notice of the creation or incurring by any Obligor of any new or additional indebtedness or obligation with respect to the Project or under the Financing Documents; (3) to commence any action against any Obligor;
     (4) to disclose to the Guarantor any facts that the Bank may now or hereafter know with regard to the Project or its construction; or (5) to proceed with due diligence to collect any amount due to it under any of the Financing Documents or to realize upon any of the Security Property; or

          (h) any other act, failure to act or delay of any kind by the Borrower, any Obligor or the Bank that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Guarantor's obligations hereunder.

     Section 4. Discharge; Reinstatement in Certain Circumstances. This Guaranty will remain in full force and effect until the principal and interest of the Note and all of the other Liabilities have been paid or performed in full and until a period of one (1) year, beginning with the date of the last payment made by or on behalf of the Borrower, has elapsed during which no petition in bankruptcy has been filed by or against the Borrower or any other Obligor. If at any time any payment or performance by the Borrower under any of the Financing Documents is rescinded or is required to be restored or returned because of insolvency, bankruptcy, reorganization or otherwise, the Guarantor's obligations hereunder with respect to such payment or performance will be reinstated as though such payment had been due or performance required, but not paid or performed at the time of such rescission or requirement. The Guarantor agrees that payment or performance of any of the Liabilities or other acts that toll any statute of limitations applicable to the Liabilities will also toll the statute of limitations applicable to the Guarantor's liability hereunder.

     Section 5. Waiver of Subrogation. Notwithstanding any other provision of this Guaranty, if the Guarantor is an "insider" of the Borrower within the meaning of the Bankruptcy Code, the Guarantor hereby irrevocably waives any right to assert, enforce, or otherwise exercise any right of subrogation to any of the rights, security interests, claims or liens of the Bank, its successors or assignees or any other beneficiary against the Borrower or any other Obligor or on any collateral or other security for the payment and performance of the Liabilities, and the Guarantor shall have no right of recourse, reimbursement, contribution, indemnification, or similar right (pursuant to contract or otherwise) against the Borrower or any other Obligor, and Guarantor hereby irrevocably waives any and all of the foregoing rights and also irrevocably waives the benefit of, and any right to participate in, any collateral or other security given to the Bank or any other beneficiary to secure payment and performance of the Liabilities.

     Section 6. Subordination. The Guarantor hereby subordinates all indebtedness of the Borrower owing to the Guarantor, whether now existing or hereafter arising, to the full and prompt payment and performance, as and when due, of all of the Liabilities, together with all interest thereon and all costs, expenses and reasonable attorneys' fees in connection therewith. Any amount received by the Guarantor as payment on or with respect to the subordinated indebtedness subsequent to any default in the payment or performance of the Liabilities will be retained and held in trust by the Guarantor solely for the benefit of the Bank.

     Section 7. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower pursuant to the Financing Documents is stayed upon insolvency or bankruptcy, such amount and all other amounts subject to acceleration under the terms of the Financing Documents will, nevertheless, be due and payable by the Guarantor on demand by the Bank.

     Section 8. Rights of Bank Not Impaired. No act or omission of any kind or at any time by the Bank in respect of any matter whatsoever will in any way affect or impair the rights of the Bank to enforce any right, power or benefit of the Bank under this Guaranty, and no set-off, claim, diminution of any obligation, or defense of any kind or nature that the Guarantor has or may have against the Bank will be available against the Bank in any suit or action brought by the Bank to enforce any of its rights under this Guaranty. Nothing in this Guaranty will be construed as a waiver by the Guarantor of any rights or claims it may have against the Bank under this Guaranty or otherwise, but any recovery upon such rights and claims will be had from the Bank separately, it being the intent of this Guaranty that the Guarantor shall be obligated, unconditionally and absolutely, to perform fully all of its obligations hereunder for the benefit of the Bank.

     Section 9. Borrower's Affairs. The Guarantor represents to the Bank that the Guarantor has knowledge of the Borrower's financial condition and affairs and agrees that the Guarantor will keep itself informed of the Borrower's financial condition and affairs so long as this Guaranty is in force. The Guarantor further agrees that the Bank will have no obligation to investigate the Borrower's financial condition or affairs for the benefit of the Guarantor or to advise the Guarantor of any fact respecting, or any change in, the Borrower's financial condition or affairs that might come to the knowledge of the Bank at any time, whether or not the Bank knows or believes or has reason to know or believe that any such fact or change is unknown to the Guarantor or might (or does) materially increase the risk of the Guarantor hereunder.

     Section 10. Representations of Guarantor. The Guarantor hereby represents and warrants the following to the Bank with the understanding that the Bank is entitled to and will rely upon each of such representations and warranties and that such representations and warranties will constitute a material inducement for the Bank to make and continue to carry the Loan and to grant financial accommodation to the Borrower at any time:

          (a) The Guarantor is fully capable and empowered (being under no legal restriction, limitation or disability) to enter into, execute and deliver this Guaranty and to perform the Guarantor's obligations hereunder.

          (b) The financial statements heretofore delivered by the Guarantor to the Bank are true, complete and accurate in all respects, do not contain any false or misleading statements or fail to make a statement which would be necessary to prevent any information furnished from being false or misleading.

          (c) There has been no material adverse change in the Guarantor's general affairs, financial condition or assets subsequent to the effective date of all financial and other information the Guarantor has furnished to the Bank.

          (d) The Guarantor has duly executed and delivered this Guaranty, and this Guaranty constitutes the valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as such enforceability may be affected by bankruptcy and other insolvency laws and general principles of equity.

          (e) There are no pending or, to the best of the Guarantor's knowledge, threatened actions, suits, proceedings or investigations of a legal, equitable, regulatory, administrative or legislative nature that, if adversely determined, might have a material adverse effect on the Guarantor's business, assets, condition (financial or otherwise) or prospects or the Guarantor's ability to perform the Guarantor's obligations under this Guaranty.

          (f) To the best of the Guarantor's knowledge, after due inquiry, no event that would constitute a Default or Event of Default has occurred or is continuing.

          (g) The representations and warranties by the Corporate Guarantor in the Reimbursement Agreement remain true and correct.

     Section 11. Financial Statements and Covenants. The Corporate Guarantor will furnish to the Bank the financial information required by the Reimbursement Agreement. The Individual Guarantor will furnish to the Bank his annual signed financial statement on the Bank's form or other form reasonably acceptable to the Bank.

     Section 12. Maintenance of Financial Standing. Until all of the Liabilities have been paid or discharged, the Guarantor shall preserve and maintain the Guarantor's existing assets and financial standing as set forth in the financial information heretofore furnished by the Guarantor to the Bank. The Corporate Guarantor covenants and agrees that the Corporate Guarantor will not sell, lease, assign, transfer or otherwise dispose of any of the Corporate Guarantor's now owned or hereinafter acquired assets except in the ordinary course of business and no sale, lease, assignment or transfer shall be made for the purpose of hindering or delaying the Bank's practical realization of the Bank's rights and remedies under this Guaranty. The Individual Guarantor covenants and agrees not to make transfers or conveyances in contravention of Chapter 5 Title 55 of the Code of Virginia (1950) as amended.

     Section 13. Bank's Right of Set-Off. Upon the acceleration of the maturity of the Bonds or the occurrence of any Event of Default, the Bank is hereby irrevocably authorized, at any time and from time to time without notice to the Guarantor, any such notice being expressly waived, to set off, appropriate and apply any amount, including any deposit or claim, whether or not matured, owing by the Bank to or for the account of the Guarantor, or any part thereof, against the obligations of the Guarantor to the Bank hereunder. The rights of the Bank under this Section are in addition to any other rights and remedies that the Bank may have.

     Section 14. Venue. The Guarantor agrees that any suit, action or proceeding arising out of or relating to this Guaranty may be instituted in the Circuit Court of Mecklenburg County, Virginia, or in the United States District Court for the Eastern District of Virginia, Western Division (to the extent that such court has jurisdiction), at the option of the Bank, and the Guarantor hereby waives any objection that it may have to such venue and irrevocably submits to the jurisdiction of either of such courts in any such suit, action or proceeding. Nothing herein will affect the right of the Bank to proceed against the Guarantor in any other jurisdiction.

     Section 15. Subsequent/Prior Guaranty. A subsequent guaranty by the Guarantor will not be deemed to be in lieu of or to supersede or terminate this Guaranty, but will be construed as an additional or supplemental guaranty unless otherwise expressly provided therein; and in the event that the Guarantor has given the Bank a previous guaranty or guaranties, this Guaranty will be construed to be an additional or supplemental guaranty, and not in lieu thereof or to terminate such previous guaranty or guaranties, unless expressly so provided herein or therein.

     Section 16. Events of Default. Each of the following events shall constitute an Event of Default under this Guaranty:

          (a) Failure of any Guarantor to pay or perform any of the guaranteed Liabilities when and as the same shall become due (whether at maturity, by acceleration or otherwise), upon demand by the Bank to a Guarantor;

          (b) Failure of any Guarantor to observe and perform any of such Guarantor's covenants, conditions, undertakings or agreements with respect to any Liability or under this Guaranty;

          (c) Default under any of the Financing Documents;

          (d) If the Borrower or any Obligor shall be involved in financial difficulties which are evidenced: (i) by an admission in writing of any Obligor's inability to pay such Obligor's debts generally as they become due; (ii) by any Obligor's filing a petition in bankruptcy or for the adoption of an arrangement under the United States Bankruptcy Code (as now or in the future amended) or an admission seeking the relief therein provided; (iii) by any Obligor's making an assignment for the benefit of creditors; (iv) by any Obligor consenting to the appointment of a receiver, custodian or trustee for all or a substantial part of any Obligor's assets or to the filing of a petition against any Obligor under said Bankruptcy Code; (v) by any Obligor being adjudicated a bankrupt; (vi) by the entry of a court order appointing a receiver, custodian or trustee for all or a substantial part of the assets of any Obligor, or approving as filed in good faith a petition filed against any Obligor under said Bankruptcy Code; (vii) by the assumption of custody or sequestration by a court of all or substantially all of the assets of any Obligor; (viii) by an attachment on any of the assets of any Obligor and such attachment is not discharged or stayed within thirty (30) days from the date of execution; or (ix) by a judgment or decree for the payment of money being entered against any Obligor or if any execution or levy is made upon any Obligor's assets and the judgment, execution or levy, as the case may be, is not discharged or stayed within thirty (30) days from the date of the judgment, execution or levy as the case may be;

          (e) Failure of any Obligor to make any payment due on any indebtedness or other security for borrowed money, or the occurrence of any event (other than the mere passage of time) or any condition in respect of any indebtedness or other security for borrowed money or under any agreement securing or relating to such indebtedness or other security for borrowed money, the effect of which is to permit any holder of such indebtedness or a trustee to cause such indebtedness or other security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment;

          (f) Determination by the Bank that any representation, warranty or other statement by or on behalf of any Guarantor contained in this Guaranty, or any instrument, financial statement or other information furnished to the Bank is false or misleading in any material respect in light of the circumstances in which made;

          (g) If the Bank in good faith believes that the prospect of either payment or performance of any of the Liabilities is impaired or in good faith believes that a material adverse change has occurred in the financial condition of either the Borrower or any Obligor; or

          (h) Any action taken by or on behalf of any Guarantor to terminate such Guarantor's liability hereunder generally or as it may relate to any amount payable on any Liability or any defense shall be asserted to any liability of any Guarantor hereunder, or determination by the Bank that the liability of any Guarantor hereunder generally or with respect to any amount payable on an a Liability shall have been terminated for any reason and the liability of any Guarantor hereunder shall not have been reaffirmed in writing by such Guarantor or such Guarantor's duly qualified representative.

     Section 17. Remedies. Whenever any Event of Default shall have happened and be continuing, the Bank or other holder of any of the Liabilities (a) may declare the entire unpaid principal of and interest on the Liabilities to be immediately due and payable, (b) may take whatever action under the Financing Documents, at law or in equity as may appear necessary or desirable to collect payments then due or thereafter to become due hereunder or to enforce observance or performance of any covenant, condition or agreement of any Guarantor under this Guaranty, or (c) may immediately and without further action by the Bank, set-off against any obligation of any Guarantor to the Bank hereunder, all money owed by the Bank in any capacity to any Guarantor and to apply the same against the Liabilities.

     Section 18. Successors and Assigns. This Guaranty will inure to the benefit of and be binding on the parties and their respective heirs, personal representatives, successors and assigns.

     Section 19. Severability. If any provision of this Guaranty or the application thereof in any circumstance is held to be unenforceable, the remainder of this Guaranty will not be affected thereby and will remain enforceable.

     Section 20. Applicable Law. This Guaranty will be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

     Section 21. Notices, Demands and Requests. All notices, demands, requests and other communications required or permitted hereunder must be in writing and will be deemed to have been given when delivered in person or sent by registered mail, postage prepaid, return receipt requested, (i) to the Guarantor, at the address set forth below the Guarantor's signature, and (ii) to the Bank, at its address set forth in the Reimbursement Agreement, or to such other persons or addresses as the party entitled to notice has specified in writing to the other parties from time to time.

     Section 22. Waiver. The Guarantor hereby waives, to the extent permitted by law, (i) the benefits of Sections 49-25 and 49-26 of the Code of Virginia
(1950), as amended, and any amendments thereto or any similar statutes or rules of law, (ii) the benefit of any homestead or similar exemption, state or federal, with respect to its obligations hereunder, (iii) notice of any of the matters referred to in Section 3 of this Guaranty, and (iv) any demand (except as expressly specified herein), proof or notice of nonpayment, or failure to pay or perform any of the Obligations.

     Section 23. Amendments. This Guaranty may only be amended, supplemented or terminated in writing, signed by all of the parties.

     Section 24. Number, Gender and Headings. The pronouns and verbs set forth herein will be construed to be of such number and gender as the context may require. The headings are for convenience only and will not limit or otherwise affect the terms hereof.

     Section 25. Entire Agreement. This Guaranty expresses the entire understanding, and all agreements, between the parties with respect to the subject matter hereof.

     Section 26. Counterparts. This Guaranty may be executed in any number of counterparts, each of which will be an original and all of which together will constitute but one and the same instrument.

     Section 27. Appointment of Secretary of the Commonwealth. The Corporate Guarantor hereby appoints Anat Schwartz as its agent to accept legal service of process in its name and on its behalf. If the Bank is unable to obtain prompt legal service upon a Guarantor at the address shown for such Guarantor herein or through the designated agent, each Guarantor hereby appoints the Secretary of the Commonwealth of Virginia as each Guarantor's agent for the acceptance of substituted service of process upon each Guarantor and it is understood and agreed that each Guarantor hereby submits to the in personam jurisdiction of any duly constituted Court of the Commonwealth of Virginia (upon compliance with the procedural laws and rules of the Commonwealth of Virginia) wherein any action may be brought by the holder of any of the Liabilities.

     Section 28. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS THAT THE GUARANTOR MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, THE REIMBURSEMENT AGREEMENT, ANY OTHER FINANCING DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN), OR ACTIONS OF THE BANK, THE BORROWER OR THE GUARANTOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS GUARANTY AND TO GRANT ACCOMMODATION AT ANY TIME TO THE BORROWER.

     Section 29. Notice. YOU ARE GUARANTEEING THE LIABILITIES DESCRIBED IN THIS GUARANTY. IF FOR ANY REASON THE BORROWER DOES NOT PAY OR PERFORM THE LIABILITIES, YOU WILL HAVE TO PAY OR PERFORM THE LIABILITIES AT YOUR EXPENSE. UPON DEFAULT, THE BANK CAN COLLECT ALL OF THE LIABILITIES FROM YOU WITHOUT FIRST ATTEMPTING TO COLLECT FROM THE BORROWER OR ANY OTHER GUARANTOR. BY SIGNING THIS GUARANTY, YOU AGREE THAT YOU HAVE RECEIVED COPIES OF AND HAVE HAD AN OPPORTUNITY TO REVIEW ALL OF THE DOCUMENTS REFERRED TO IN THIS GUARANTY AND THE DOCUMENTS DESCRIBED THEREIN WITH YOUR COUNSEL AND UNDERSTAND THE NATURE, EXTENT, AND LEGAL AND PRACTICAL CONSEQUENCES OF YOUR LIABILITY UNDER THIS GUARANTY.

     WITNESS the following signatures and seals.

SHERWOOD BRANDS, INC.

By:/s/ Uziel Frydman             (SEAL)     /s/ Uziel Frydman
   ------------------------------           ------------------------------------
   Uziel Frydman, President                 Uziel Frydman, Individually

ATTEST:

/s/  Anat Schwartz  (SEAL)
--------------------
     Anat Schwartz
     Secretary

STATE OF  ______________________)
                                ) to wit:
CITY/COUNTY OF ________________ )

     The foregoing instrument was acknowledged before me this ____ day of May, 1997, by Uziel Frydman, individually.

     My Commission Expires: __________________

                 -----------------------------
                                 Notary Public

STATE OF ________________________)
                                 ) to wit:
CITY/COUNTY OF _________________ )

     The foregoing instrument was acknowledged before me this ____ day of May, 1997, by Uziel Frydman, the president of Sherwood Brands, Inc., a North Carolina Corporation, behalf of the corporation.

     My Commission Expires: __________________

                 -----------------------------
                                 Notary Public